As filed with the Securities and Exchange Commission on December 21, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Wejo Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	98-1611674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12 Bermuda
+44 8002 343065
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
VCorp Services LLC
108 W. 13th Street, Suite 100
Wilmington, DE 19801
(888) 528-2677

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Jonathan R. Zimmerman
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
(1)A base prospectus, which covers the offering, issuance and sale of such indeterminate number of common shares and preference shares, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common shares, preference shares and/or debt securities, which together shall have an aggregate initial offering price not to exceed $200,000,000 as well as the offering by the selling shareholders of a maximum of (i) 30,733,869 common shares and (ii) 3,776,378 warrants to purchase common shares originally issued by the Company on July 29, 2022 in a private placement (the “PIPE Warrants”); and
(2)A Sale Agreement offering prospectus covering the offering, issuance and sale by Wejo Group Limited (“Wejo”) of up to a maximum aggregate offering price of $100,000,000 of Wejo’s common shares that may be offered, issued and sold from time to time under Open Market Sale Agreement SM (the “Sales Agreement”), dated December 21, 2022, with Jefferies LLC (“Jefferies”).
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.
The Sales Agreement offering prospectus immediately follows the base prospectus. The common shares that may be offered, issued and sold by Wejo under the Sales Agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by Wejo under the base prospectus. Upon termination of the Sales Agreement with Jefferies, any portion of the $100,000,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $100,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 21, 2022
Wejo Group Limited
$200,000,000
Common Shares
Preference Shares
Debt Securities
Share Purchase Contracts
Warrants
Rights
Units
30,733,869 Common Shares and
3,776,378 Warrants to Purchase Common Shares
Offered by the Selling Shareholders

We may offer and sell, from time to time in one or more offerings, up to $200,000,000 in the aggregate of common shares, preference shares, debt securities, share purchase contracts, warrants, rights and units, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.
This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our shareholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.
Our common shares are listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “WEJO”. On December 20, 2022, the last reported sale price of our Common shares on the Nasdaq was $0.67. Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the U.S. Securities and Exchange Commission (“SEC”). See the section entitled “Risk Factors” on page 8 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement, if any.
In addition, the persons listed as selling shareholders herein, and their respective pledgees, donees, permitted transferees, assignees and successors (collectively, the “selling shareholders”), may offer and sell, from time to time under this prospectus, up to an aggregate of 3,776,378 PIPE Warrants as well as an aggregate of 30,733,869 of our common shares, 4,966,854 of which are issuable upon the exercise of outstanding warrants (including the PIPE Warrants) and 14,437,874 of which are issuable upon the conversion of a convertible note. We will not receive any of the proceeds from the sale of the common shares or PIPE Warrants by the selling shareholders, but we could receive up to $6,801,748 upon exercise of outstanding warrants by the selling shareholders.
The selling shareholders identified in this prospectus, or their pledgees, donees, permitted transferees, assignees or successors, may offer our common shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling shareholders may sell their common shares in the section entitled “Plan of Distribution” in this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of the common shares by the selling shareholders under this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December , 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities. In addition, the selling shareholders may from time to time sell up to an aggregate of 3,776,378 PIPE Warrants as well as an aggregate of 30,733,869 of our common shares.
To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying any of the securities being offered.
You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”, and any free writing prospectus that we prepare and distribute.
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein. Neither we nor the selling shareholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless stated otherwise, references to “we,” “us,” “our,” the “Company” or “Wejo” refer to Wejo Group Limited and includes its consolidated subsidiaries. References to the “selling shareholders” refer to the shareholders listed herein under the heading “Selling Shareholders” and any of their pledgees, donees, permitted transferees, assignees and successors.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.wejo.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(1)The Registrant’s Comprehensive Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 31, 2022, as amended by the Comprehensive Annual Report on Form 10-K/A filed on April 11, 2022, including portions incorporated by reference therein from our Definitive Proxy Statement for our 2022 annual meeting of shareholders, filed with the SEC on April 28, 2022;
(2)The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022, as amended on May 16, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 21, 2022;
(3)The Registrant’s Current Reports on Form 8-K filed on January 10, 2022, January 13, 2022, February 15, 2022, March 29, 2022, June 15, 2022, July 28, 2022, August 4, 2022, August 22, 2022, November 21, 2022, November 28, 2022 and December 20, 2022 (in each case other than any portions thereof deemed furnished and not filed); and
(4)The description of the Registrant’s common shares, included in Form 8-A filed with the SEC on November 19, 2021, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement, and on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
Wejo Group Limited
Attn: Mina Bhama
ABC Building
21-23 Quay St
Manchester M3 4AE United Kingdom
+44 8002 343065

PROSPECTUS SUMMARY
This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, beginning on page 8, before making an investment decision.
THE COMPANY
Overview
We are a provider of software and technology solutions to multiple market verticals in combination with services that utilize ingested and standardized connected vehicle and other high volume, high value datasets, through our proprietary cloud software and analytics platform, Wejo Neural Edge (which is the Company’s technology that includes the Wejo ADEPT platform). Our sector solutions, primarily located in the United States and Europe, provide valuable insights to our customers in public and private organizations, including, but not limited to, automotive original equipment manufacturers (“OEMs”), first tier (“Tier 1”) automotive suppliers, fleet management companies (“Fleets”), departments of transportation, retailers, mapping companies, insurance companies, universities, advertising firms, construction firms and research departments. In particular, these solutions can be used to unlock unique insights about mobility journeys, city planning, electric vehicle (“EV”) usage, driver safety, audience and media measurements and more. Over the next several years, we expect to further expand our platform to ingest data globally from numerous additional OEMs and other valuable sources, enabling the expansion into additional market verticals and geographic regions, as well as to provide broader and deeper business insights to our OEM and Tier 1 preferred partners.
Our Corporate Information
We are an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 56698. We were incorporated on May 21, 2021 under the name Wejo Group Limited. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda. Our agent for service of process in the United States is VCorp Services LLC, 108 W. 13th Street, Suite 100, Wilmington, DE 19801. The mailing address of our principal executive offices is ABC Building 21-23 Quay St., Manchester M3 4AE, United Kingdom. Wejo’s telephone number at that address is +44 8002 343065. Our website is located at https://www.wejo.com. The information contained on or connected to our website is not incorporated by reference in, and is not a part of, this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. You should not rely on such information in making your decision whether to purchase our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of our Company may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those market; (ii) the degree of market acceptance and adoption of the Company’s products and services; (iii) the Company’s ability to develop innovative products and services and compete with other companies engaged in the automotive technology industry; and (iv) the Company’s ability to attract and retain customers, and relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the global economic and other future conditions and speak only as of the date on which they are made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
•The projected financial information, anticipated growth rate and market opportunity of the Company;
•The ability to maintain the listing of the Company’s common shares and Company warrants on Nasdaq;
•The Company’s ability to continue as a going concern;
•The Company’s public securities’ potential liquidity and trading;
•The Company’s ability to raise financing in the future and access to capital facilities;
•The Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•The impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law and data/privacy law in “internet of things” milieu;
•Economic impacts, including inflation and a potential recession;
•Ability to successfully implement cost reduction initiatives;
•The impact of war, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; and
•Factors relating to the business, operations and financial performance of the Company and its subsidiaries.
This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2021 Form 10-K/A under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and

Results of Operations” in the 2021 Form 10-K/A and in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors included in this prospectus, as well as described in Part I, Item 1A, “Risk Factors” in our Comprehensive Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Risks Related to This Offering by the Company
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or positively impact the price of our common shares. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common shares to decline.
You may experience dilution as a result of this or future offerings.
In order to raise additional capital, we may in the future offer additional shares of our common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.
Resales of our common shares in the public market during this offering by our shareholders may cause the market price of our common shares to fall.
We may issue common or preference shares from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common shares.
Since we currently have no plans to pay cash dividends on our common shares, you may not receive any return on your investment unless you sell your common shares for a price greater than that at which you acquired them.
We have no current plans to pay cash dividends. The declaration, amount and payment of any future dividends on our common shares will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by our credit facilities and may be limited by covenants of other indebtedness we or our subsidiaries incur in the future. As a result, you may not receive any return on an investment in our common shares unless you sell your common Shares for a price greater than that at which you acquired them.
Risks Related to the Common Shares and the PIPE Warrants Offered by the Selling Shareholders
If the selling shareholders sell significant amounts of our common shares, or the perception exists that these sales could occur, such events could cause our common share price to decline.
This prospectus covers the resale from time to time by the selling shareholders of up to (i) 3,776,378 PIPE Warrants and (ii) 30,733,869 of our common shares, 4,966,854 of which are issuable upon the exercise of certain warrants (including the PIPE Warrants) and 14,437,874 of which are issuable upon the conversion of a convertible notes held by a selling shareholder. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the selling shareholders sell significant amounts of our common shares following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common shares could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.
The proceeds from the sale of our common shares by the selling shareholders in this offering will not be available to us.
While we could receive up to $6,801,748 upon the exercise of outstanding warrants (including the PIPE Warrants) held by the selling shareholders if exercised, we will not receive any proceeds from the sale of our common shares by the selling shareholders in this offering. The selling shareholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling shareholders will be available to us for our use.
Warrants are speculative in nature and may not have any value.
The PIPE Warrants will have value only if the trading price of the PIPE Warrants exceeds the value of the PIPE Warrants purchased or if the price of our common shares exceeds the exercise price of the PIPE Warrant after the exercise of the PIPE Warrant. There can be no assurance that the market price of our common shares will equal or exceed the exercise price of the PIPE Warrants. In the event that the price of our common shares does not exceed the exercise price of the Warrants during the period when the PIPE Warrants are exercisable, the PIPE Warrants will not have any value. Holders of the PIPE Warrants may exercise their right to acquire the common shares and pay an exercise price of $1.56 per share prior to five years from the date of issuance, after which date any unexercised PIPE Warrants will expire and have no further value.
Holders of the PIPE Warrants will have no rights as a common shareholder until they acquire our common shares.
Until holders of the PIPE Warrants acquire common shares upon exercise of the PIPE Warrants, the holders will have no rights with respect to our common shares underlying the PIPE Warrants. Upon exercise of the PIPE Warrants, the holder will be entitled to exercise the rights of a common shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.
There is no established market for the PIPE Warrants to purchase our common shares being offered in this offering and the PIPE Warrants will not be listed on a national exchange.
There is no established trading market for the PIPE Warrants. The PIPE Warrants are not listed on Nasdaq or other national exchange, and we have no intention to list the PIPE Warrants on Nasdaq or any other securities exchange. There can be no assurance that there will be an active trading market for the PIPE Warrants. Without an active trading market, the liquidity of the PIPE Warrants will be limited.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current understandings, commitments or agreements with respect to any investments or acquisitions as of the date of this prospectus. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in cash and investment-grade, interest-bearing securities.
We will not receive any proceeds from the sale of our common shares or PIPE Warrants by the selling shareholders. We could, however, receive up to $6,801,748 upon exercise of outstanding warrants held by the selling shareholders, including the PIPE Warrants registered hereunder. Any amounts we receive from such exercises will be used for working capital, capital expenditures and general corporate purposes.

SELLING SHAREHOLDERS
The selling shareholders are offering for resale, from time to time, up to an aggregate of (i) 3,776,378 PIPE Warrants and (ii) 30,733,869 of our common shares held by the selling shareholders. Of the 30,733,869 common shares, 4,966,854 are issuable upon the exercise of certain warrants (including the PIPE Warrants) and 14,437,874 are issuable upon the conversion of the Convertible Note (as defined and described below under “—Past and Current Relationships with Selling Shareholders”) held by the selling shareholders. The table below has been prepared based upon the information furnished to us by the selling shareholders as of December 21, 2022. The selling shareholders may have purchased, acquired, sold, transferred or otherwise disposed of some or all of their warrants or shares since the date on which the information in the following table is presented. The beneficial ownership of our common shares by the selling shareholders has been determined in accordance with Rule 13d-3 under the Exchange Act.
The selling shareholders may sell some, all or none of the warrants or shares offered by this prospectus. Because the number of shares the selling shareholders may offer and sell is not presently known, we cannot estimate the number of warrants or shares that will be held by the selling shareholders after completion of this offering. This table, however, presents the maximum number of warrants and common shares that the selling shareholders may offer pursuant to this prospectus and the number of common shares that would be beneficially owned after the sale of the maximum number of common shares by the selling shareholders.
Under the terms of the Convertible Note, General Motors Holdings LLC may not convert the Convertible Note to the extent such conversion would cause General Motors Holdings LLC, together with its affiliates and attribution parties, to beneficially own a number of common shares which would exceed 19.99%, as applicable, of our then outstanding common shares following such conversion. Also, under the Note Warrants issued to General Motors Holdings LLC (as defined and described below under “—Past and Current Relationships with Selling Shareholders”), General Motors Holdings LLC may not exercise the warrant to the extent such exercise would cause General Motors Holdings LLC, together with its affiliates and attribution parties, to beneficially own a number of common shares which would exceed 19.99% of our then outstanding common shares following such conversion. The number of shares in the second and fifth columns do not reflect these limitations, but the percentages set forth in the sixth and eleventh columns give effect to these limitations.

Name of Selling Shareholder	Number of Securities Beneficially Owned Prior to the Offering			Total(2)	Voting %(2)	Number of PIPE Warrants Offered	Number of Shares Offered(3)	Number of Shares Beneficially Owned After the Offering	Number of PIPE Warrants Beneficially Owned After the Offering	Voting % Remaining After the Offering
	Common Shares	Warrant Shares(1)	PIPE Warrants
Andrew Scott	182,341	49,009	49,009	231,350	*	49,009	147,026	35,315	0	*
Ann Schwister	108,513	24,504	24,504	133,017	*	24,504	73,513	35,000	0	*
Armajaro Holdings Ltd.	183,783	61,261	61,261	245,044	*	61,261	183,783	0	0	*
Dermot McMeekin	183,783	61,261	61,261	245,044	*	61,261	183,783	0	0	*
Frederick Henderson	72,943	12,252	12,252	85,195	*	12,252	36,757	36,186	0	*
General Motors Holdings LLC(4)	33,219,555	1,190,476	0	34,410,031	19.99%	0	15,628,350	18,781,681	0	13.86%
G.R. Wagoner, Jr. Trust Dated 7/13/1989, as Amended and Restated 10/19/2018	147,026	49,009	49,009	196,035	*	49,009	147,026	0	0	*
Gary Hendrickson	73,513	24,504	24,504	98,017	*	24,504	73,513	0	0	*
Brenton Durham	367,566	112,522	122,522	490,088	*	122,522	367,566	0	0	*
John Maxwell	127,425	12,252	12,252	139,677	*	12,252	36,757	90,668	0	*
Kathleen Maxwell	36,757	12,252	12,252	49,009	*	12,252	36,757	0	0	*
Kimera Limited	1,837,830	612,610	612,610	2,450,440	2.24%	612,610	1,837,830	0	0	*
Lawrence Burns	108,513	24,504	24,504	133,017	*	24,504	73,513	35,000	0	*

Name of Selling Shareholder	Number of Securities Beneficially Owned Prior to the Offering			Total(2)	Voting %(2)	Number of PIPE Warrants Offered	Number of Shares Offered(3)	Number of Shares Beneficially Owned After the Offering	Number of PIPE Warrants Beneficially Owned After the Offering	Voting % Remaining After the Offering
	Common Shares	Warrant Shares(1)	PIPE Warrants
Richard Barlow(5)	10,470,375	49,009	49,009	10,519,384	0	49,009	147,026	10,323,349	0	7.616%
R.H. Page	344,836	33,333		378,169	*	0	100,000	244,836	0	*
Samuel Hendel(6)	245,076	12,252	12,252	257,328	*	12,252	36,757	208,319	0	*
SOMPO Light Vortex, Inc.(7)	7,851,320	2,450,440	2,450,440	10,301,760	8.83%	2,450,440	7,351,320	500,000	0	*
Timothy Lee(8)	3,926,180	24,504	24,504	3,950,684	3.61%	24,504	73,513	3,852,667	0	2.842%
Turriff LLC	55,135	18,378	18,378	73,513	*	18,378	55,135	0	0	*
Winslow Family Foundation	442,566	122,522	122,522	565,088	*	122,522	367,566	75,000	0	*
__________________
*     Less than one percent
(1)Represents the number of common shares issuable upon the exercise of warrants, including the PIPE Warrants, held by such selling shareholder. For General Motors Holdings LLC, such number represents the shares issuable upon exercise of the Note Warrants.
(2)For illustrative purposes of beneficial ownership, avoids double counting of the PIPE Warrants and the warrant shares underlying such warrants.
(3)Includes the common shares issuable upon exercise of warrants or convertible note held by such selling shareholder being offered hereunder.
(4)General Motors Holdings LLC ("Holdings") is the record owner of the common shares reported as beneficially held. Holdings is a direct, wholly owned subsidiary of General Motors Company (“GM”), and GM may be deemed to share beneficial ownership over the Common Shares directly owned by Holdings. GM disclaims beneficial ownership of any Common Shares other than to the extent it may have a pecuniary interest therein. The address of the principal business office of each of Holdings and GM is 300 Renaissance Center, Detroit, MI 48265.The number of common shares beneficially owned prior to the offering reflects (i) 14,437,874 common shares issuable upon conversion of the Convertible Note and (ii) 18,781,681 common shares that Holdings reported shared voting and dispositive power over in its Schedule 13G that was filed with the SEC on February 14, 2022.
(5)Reflects beneficial ownership by Mr. Barlow as of December 31, 2021, as reported on Schedule 13G filed with the SEC on February 3, 2022, reporting sole voting and dispositive power over 10,323,349 shares, as updated by Section 16 filings and subsequent information delivered to the Company by the securityholder through the date hereof. Includes 1,879,004 RSUs, which fully vest in the event of termination of service for any reason other than for cause as defined in the award agreement.
(6)Includes 248,643 common shares underlying public warrants held by the selling shareholder.
(7)Includes 500,000 common shares owned by Sompo Holdings Inc., an affiliate of the selling shareholder, reported in its Schedule 13G that was filed with the SEC on August 11, 2022.
(8)Includes 107,634 common shares held by Calibogue Capital Fund One LLC, as to which Mr. Lee has shared voting and investment power. Mr. Lee disclaims such beneficial ownership. Includes 469,751 RSUs, which settle upon separation as a director as defined under Section 409A of the Internal Revenue Code.
Past and Current Relationships with Selling Shareholders
PIPE Investors
On July 27, 2022, the Company entered into subscription agreements (the “Subscription Agreements”) with the selling shareholders listed above except for General Motors Holdings LLC (collectively the “PIPE Investors”), pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 11,329,141 of the Company Units (as defined below), each consisting of (i) one of the Company’s common shares and (ii) one third of one warrant, issued pursuant to the terms of that certain Warrant Agreement, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”), to purchase one common share, exercisable for a period of five years at an exercise price of $1.564345 (the “PIPE Warrants,” and together with the Shares, the “Units”) at a purchase price of $1.40197 per Unit (the “PIPE Financing”).
PIPE Investors Lawrence Burns, Timothy Lee, Ann Schwister, John Maxwell, Richard Barlow and Sam Hendel each serve on the Company’s board of directors. Additionally, Richard Barlow serves as our Chief Executive Officer and John Maxwell serves as Chief Financial Officer. Kathleen Maxwell, Mr. Maxwell’s spouse, participated as a PIPE investor as well. Mr. Barlow also serves as a director of another company that entered into a service agreement with the Company, dated March 20, 2020, under which such company agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to the Company. The Company recognized $0.6 million for the year ended December 31, 2021 for professional services rendered by that provider on behalf of the Company.

General Motors
On December 16, 2022, the Company entered into a Securities Purchase Agreement with General Motors Holdings LLC (“GM”) pursuant to which the Company issued and sold a $10 million convertible promissory note to GM (the “Convertible Note”). GM owns more than 15% of the Company’s current outstanding common shares. The Company’s obligations under the Convertible Note are secured by a first lien on certain unencumbered assets of its subsidiaries. The Convertible Note was issued at a 5% discount to its face value, will pay interest of 5% per annum and will mature 12 months from issuance (which can be automatically extended by 24 months upon the occurrence of certain qualifying transactions (to 36 months total)). In addition, upon the occurrence of any such qualifying transactions, GM has the option to redeem the Convertible Note at a price of 120% of the outstanding principal amount plus any accrued but unpaid interest. Further, GM has an option to convert the Convertible Note at any time prior to the maturity date, in whole or in part at a conversion price of $0.80323 per share. GM also received warrants (the “Note Warrants”) to purchase common shares. The Note Warrants are exercisable upon the date of issuance, provide for cashless exercise and have an exercise price of $0.75112 per share.
The Company is party with GM to each of a (i) Data Sharing Agreement, dated December 21, 2018, (ii) Advanced Subscription Agreement, dated December 13, 2019, and (iii) Convertible Loan Agreement, dated July 21, 2020.
Pursuant to the terms of the Data Sharing Agreement, the Company and GM share fees with respect to data licenses that support the opportunities for licensing of connected vehicle data. During the years ended December 31, 2021 and 2020, the Company recorded $3.5 million and $2.4 million, respectively, as a reduction to revenue, net on the Consolidated Statements of Operations and Comprehensive Loss for revenue sharing amounts owed to GM.
As of September 30, 2022, the Company had $0.8 million recorded to accounts payable on the unaudited condensed consolidated Balance Sheets for amounts owed to GM.

DESCRIPTION OF COMMON SHARES
The following description of our capital stock is summarized from, and qualified in its entirety, by our second amended and restated certificate of incorporation, our memorandum of association, dated May 21, 2021 (the “Company Charter”), and our amended and restated bye-laws (the “Company Bye-Laws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” contained elsewhere.
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
General
Our authorized share capital is 634,000,000 common shares, par value $0.001 per share and 1,000,000 undesignated shares, par value $0.001 per share. As of September 30, 2022, there are 108,593,517 common shares issued and outstanding. Unless the Company’s board of directors (the “Company Board”) determines otherwise, we will issue all of our share capital in uncertificated form.
Pursuant to the Company Bye-laws, subject to the requirements of Nasdaq and subject to any resolution of the shareholders to the contrary, the Company Board is authorized to issue any of our authorized but unissued shares on such terms as the Company Board determines. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Common shares
Under Bermuda law and the Company Bye-laws, the Company Board is authorized to issue any of our authorized but unissued Company common shares without shareholder approval on such terms as the Company Board determines. The holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Company common shares are entitled to one vote per share on all matters submitted to a vote of holders of Company common shares. Unless a different vote is required by Bermuda law or by the Company Bye-laws, resolutions to be approved by holders of voting shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of Company common shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. The Company Charter and the Company Bye-laws do not authorize cumulative voting and directors are elected by plurality of votes.
Any individual who is a shareholder of the Company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. The Company Bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in such form as the Company Board may determine.
In the event of our liquidation, dissolution or winding up, the holders of Company common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding Preference shares.
Dividend Rights
Under Bermuda law and the Company Bye-laws, the Company’s Board has discretion as to the payment of dividends on our common shares, including the amount (if any), payment date and whether paid in cash or satisfied by our shares or other assets, without shareholder approval. Under Bermuda law, we may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of our assets would as a result be less than our liabilities. Under the Company Bye-laws, each Company common share is entitled to dividends if, as and when dividends are declared by the Board, subject to any preferred dividend right of the holders of any Preference shares. If we are permitted under Bermuda law to pay dividends, there are no restrictions on our ability to pay dividends in U.S. dollars or to U.S. residents who are holders of our shares.
We have no current plans to pay dividends on our Company common shares and no obligation under Bermuda law or the Company Bye-laws to do so. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Company Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Company Board may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends may be limited by the agreements governing any indebtedness we or our subsidiaries may incur in the future.
Any cash dividends payable to holders of our Company common shares listed on Nasdaq will be paid to Continental Stock Transfer & Trust, our transfer agent in the United States for disbursement to those holders.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued shares of that class or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing a majority of the issued shares of the relevant class is present in person or by proxy. The Company Bye-laws specify that the creation or issue of shares ranking equally with existing shares or the purchase or redemption by us of our shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.
Transfer of Shares
The Company Board may in its absolute discretion and without assigning any reason refuse to register the transfer of a share that it is not fully paid (but we do not currently have, or intend to issue, any shares which are not fully-paid). The Company Board may also refuse to recognize any required instrument of transfer of a share unless it is accompanied by the relevant share certificate (if issued), such other evidence of the transferor’s right to make the transfer as the Company Board shall reasonably require, and unless the Company Board is satisfied that all applicable consents, authorizations, permissions or approvals are in place and that the transfer would not violate any agreement to which the Company or the transferor is subject.
When our shares are listed or admitted to trading on an appointed stock exchange (which includes Nasdaq), they will be transferred in accordance with the rules and regulations of such exchange. If at any time our shares cease to be listed or admitted to trading on an appointed stock exchange, which includes Nasdaq, the permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all transfers of shares (which includes our Company common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. Subject to the restrictions mentioned above, a holder of common shares may transfer the title to all or any of such holder’s common shares by completing a form of transfer in such form as the Company Board may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share the Company Board may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which is referred to as the annual general meeting. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company not later than three months before the end of the year in question, require the holding of an annual general meeting, in which case an annual general meeting must be called.
Bermuda law provides that an extraordinary general meeting of shareholders may be called by the Company Board of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up share capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. The Company Bye-laws provide that, save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by Bermuda law, the Company Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with Bermuda law at such times and places as the Board shall appoint. The Company Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to Bermuda law, convene extraordinary general meetings other than annual general meetings, which shall be called extraordinary general meetings, at such time and place as the Board may appoint. A general meeting shall be called by not less than five (5) clear days’ notice in writing, whether such meeting is annual or extraordinary. The notice shall specify the place, day and time of the meeting, and the nature of the business to be considered. The quorum required for a general meeting of shareholders generally is two or more persons present throughout the meeting and representing, in person or by proxy, a majority of the issued shares entitled to vote at such meeting.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the certain documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the Company Charter, including its objects and powers, certain alterations to the Company Charter and a list of the directors of the company. The shareholders have the additional right to inspect the Company Bye-laws of a company, minutes of general meetings and a company’s audited financial statements, which must be presented to the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Certain Bermuda companies are required to maintain a register of their beneficial owners holding more than 25% of their shares, which is not open for inspection by the public. We will be exempted from this requirement for so long as our shares are listed on an appointed stock exchange, which includes Nasdaq.
Election of Directors
The Company Bye-laws provide that the Company Board shall consist of eleven directors or such lesser or greater number as the Company Board, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. The Company Board currently consists of 3 directors.
The Company Bye-laws provide that, subject to the rights granted to one or more series of preference shares then outstanding, any newly-created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board, so long as a quorum remains in office, will be filled by Company Board. A director so appointed will have a term only until the next following annual general meeting and will not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, such directors term will end at the conclusion of the meeting.
Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by the Company Board must give notice of the intention to propose the person for election to the

Company in accordance with the timetable set forth in the Company Bye-laws. In addition, the proposed nominee must be approved by the competent regulatory authorities with responsibility for regulating the business activities of the Company and group of companies to which it belongs. Where a director is to be elected at an annual general meeting, the shareholder notice must be given not less than 120 days nor more than 150 days before the anniversary of the last annual general meeting prior to the giving of the notice. No shareholder shall be entitled to propose any person to be appointed, elected or re-elected director at any special general meeting. Such proposal must be made in accordance with the procedures set forth in the Company Bye-laws. These provisions will not apply to a requisition pursuant to the Companies Act.
Proceedings of Company Board
The Company Bye-laws provide that our business is to be managed and conducted by the Company Board. Bermuda law permits individual and corporate directors and there is no requirement in the Company Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in the Company Bye-laws or Bermuda law that our directors must retire at a certain age.
The remuneration of our directors is determined by the Company Board and each such director, other than directors who are employees of the Company, shall be entitled to a fee at a rate determined by the Company Board. The directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.
A director who has a direct or indirect interest in any contract or arrangement with us must disclose such interest as required by Bermuda law. Such an interested director may be counted in the quorum but is not entitled to vote on or participate in any discussion in respect of any such contract or arrangement in which he or she is interested.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may exempt or indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Company.
Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
The Company Bye-laws provide that we shall indemnify and advance expenses to our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company Bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. The Company Bye-laws do not absolve our directors or officers of any duties (fiduciary or otherwise) that they owe to the Company under the Companies Act or at common law. As such, our directors and officers still owe the Company itself a duty to (a) act honestly and in good faith with a view to the best interests of the Company; and (b) exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances when exercising their powers and discharging their duties.
Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We will purchase and maintain a directors’ and officers’ liability policy for such a purpose.

Amendment of Company Charter and Company Bye-laws
Bermuda law provides that the Company Charter may be amended by a resolution passed at a general meeting of shareholders. Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the Company’s issued share capital or any class of shares have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the Company Charter adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the Company Charter must be made within twenty-one days after the date on which the resolution altering the Company Charter is passed and may be made on behalf of persons entitled to make the application by one or more of them. No application may be made by shareholders who voted in favor of the amendment.
Amendments to the Company Bye-laws will require the approval of the Company Board and the affirmative vote of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. In addition, certain provisions in the Company Bye-laws, including the provisions providing for a classified board of directors (the election and term of our directors), may be amended, altered, repealed or rescinded only by the affirmative vote of at least 66 2∕3% of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time. This provision makes it more difficult for any person to remove or amend any provisions in the Company Bye-laws that may have an anti-takeover effect.
Certain Corporate Anti-Takeover Provisions
Certain provisions in the Company Bye-laws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempts that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for our common shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board.
Common Shares
The authorized but unissued common shares will be available for future issuance by the Company Board on such terms as the Company Board may determine, subject to any resolutions of the shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Company common shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.
Classified Board
The Company Bye-laws provide that, subject to the right of holders of any series of preference shares, the Company Board will be divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of shareholders. As a result, approximately one-third of the Company Board will be elected each year.
The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Company Board. The Company Bye-laws provide that, subject to any rights of holders of preference shares to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Company Board.
Removal of Directors
In accordance with the terms of the Company Bye-laws, our directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2∕3% of the then issued and outstanding shares carrying the right to vote at general meetings at the relevant time.

Restriction on Shareholder Action by Written Consent
All shareholder action may be taken only at an annual meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder general meeting could delay, prevent or invalidate shareholder action.
Advance Notice Requirements for Director Nominations
The Company Bye-laws provide that shareholders seeking to nominate candidates for election as directors before an annual general meeting of shareholders or special general meeting of shareholders must provide timely notice of their proposal. Generally, to be timely, a shareholder’s notice must be received with advance notice to the Company of not less than 120 days nor more than 150 days for a general annual meeting. The Company Bye-laws also specify requirements as to the form and content of a shareholder’s notice for shareholder proposals and nominations. These provisions may impede shareholders’ ability to bring matters before an annual or special general meeting of shareholders or make nominations for directors at a general meeting of shareholders.
Voting Requirements
Approval of certain significant corporate transactions, including amendments to the Company Bye-laws, will require the approval of the Company Board in addition to any other vote required by applicable law.
Amalgamations and Business Combinations
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the Company Board and by our shareholders. The Company Bye-laws provide that a majority in number of the Company Board present at a meeting where a quorum is present is required to approve the amalgamation or merger agreement. Additionally, the Company Bye-laws provide that a resolution passed by holders of a majority of the issued and outstanding shares carrying the right to vote at general meetings at the relevant time is required to approve the amalgamation or merger agreement. The Company Bye-laws provide that a merger or an amalgamation that is a Business Combination with an interested shareholder must be approved as described below.
The Company Bye-laws contain provisions regarding “Business Combinations” with “interested shareholders.” Pursuant to the Company Bye-laws, in addition to any other approval that may be required by applicable law, we may not engage in certain “Business Combinations” with any “interested shareholder” for a three-year period following the time that the shareholder became an interested shareholder, unless:
•prior to such, the Company Board approved either the Business Combination or the transaction that resulted in the shareholder becoming an interested shareholder;
•upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding certain shares
•or at or subsequent to that time, the Business Combination is approved by the Company Board and by the affirmative vote of holders of at least 66 2/3% of our issued and outstanding voting shares that are not owned by the interested shareholder.
Generally, a “Business Combination” includes a merger, amalgamation, asset or share sale, or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 10% or more of our issued and outstanding voting shares.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested shareholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Company Board because the shareholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one (1) month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda within one (1) month of the transaction to appraise the fair value of those shares.
Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the Company Charter or the Company Bye-laws. Furthermore, consideration would be given by a Bermuda court to allow a shareholder to commence such action where acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the Company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the Company.
The Company Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.
Capitalization of Profits and Reserves
Pursuant to the Company Bye-laws, the Company Board may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.
Listing
Our common shares are listed on the Nasdaq Stock Market under the symbol “WEJO.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company.
Untraced Shareholders
The Company Bye-laws provide that the Company Board may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable inquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our Company common shares.
Under Bermuda law, “exempted” companies are companies formed for the purpose of conducting business outside Bermuda from a principal place of business in Bermuda. As an “exempted” company, we generally may not, without the express authorization of the Bermuda legislature or under a license or consent granted by the Minister of Finance, participate in certain business transactions in Bermuda, including: (i) the acquisition or holding of land in Bermuda (except that held by way of lease or tenancy agreement which is required for its business and held for a term not exceeding 50 years); or (ii) the carrying on of business with persons outside Bermuda.
The Bermuda Monetary Authority has, pursuant to its general permissions issued in its Notice to the Public of June 2015, given its consent for the issue and free transferability of all of our Company common shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes Nasdaq. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed herein. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.
The Economic Substance Act 2018 of Bermuda and associated regulations (the “Economic Substance Act”) require Bermuda companies carrying on certain relevant activities to comply with obligations related to their economic substance in Bermuda, including being managed and directed from Bermuda and undertaking certain core income generating activities in Bermuda. For entities which are resident for tax purposes in certain jurisdictions outside Bermuda, only limited compliance and filing obligations are relevant.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

DESCRIPTION OF PREFERENCE SHARES
General
We have authorized 1,000,000 of as yet undesignated shares in the Company, the rights and restrictions attaching to which are not defined by the Company Bye-laws. Under Bermuda law and the Company Bye-laws, the Company Board is authorized to issue preference shares in one or more series without shareholder approval. The Company Board has the discretion under the Company Bye-laws to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of our authorized but unissued undesignated shares, and the Company Board may issue those shares in series of preference shares, without any further shareholder approval. The rights with respect to a series of preference shares may be greater than the rights attached to our Company common shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of our Company common shares until the Company Board determines the specific rights attached to those preference shares. The effect of issuing preference shares could include, among other things, one or more of the following:
•restricting dividends in respect of our Company common shares;
•diluting the voting power of our Company common shares or providing that holders of preference shares have the right to vote on matters as a class;
•impairing the liquidation rights of our Company common shares; or delaying or preventing a change of control of us.
The following summary of terms of preference shares is not complete as we currently do not have any preference shares. You should refer to the provisions of the Company Charter and Company Bye-Laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preference shares, provided that the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Issuances of preference shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of the preference shares established by our board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional common shares, would dilute the voting power of the issued and outstanding common shares.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to that series of preference shares.
The Board, in approving the issuance of a series of preference shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:
•the number of shares constituting that series and the distinctive designation of that series;
•the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
•the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;

•the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into shares of common share), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the board will determine;
•whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
•any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;
•the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;
•the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and
•any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
Non-U.S. Currency
If the purchase price of any preference share is payable in a currency other than U.S. dollars, the specific terms with respect to such preference share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.
We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the forms of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.
General
The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture.
The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “—Subordination” below.
The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•The title and type of the debt securities;
•Any limit on the total principal amount of the debt securities of that series;
•The price at which the debt securities will be issued;
•The date or dates on which the principal of and premium, if any, on the debt securities will be payable;
•The maturity date or dates of the debt securities or the method by which those dates can be determined;

•If the debt securities will bear interest:
•The interest rate on the debt securities or the method by which the interest rate may be determined;
•The date from which interest will accrue;
•The record and interest payment dates for the debt securities and the first interest payment date;
•The place or places where:
•We can make payments on the debt securities;
•The debt securities can be surrendered for registration of transfer or exchange; and
•Notices and demands can be given to us relating to the debt securities and under the applicable indenture;
•Any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;
•Any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;
•Whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;
•If the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;
•Whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “—Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;
•Whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;
•Whether any additional amounts will be payable;
•The denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;
•Any portion of the principal amount of debt securities that shall be payable upon acceleration;
•The currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;
•Any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;
•Whether the provisions described below under the heading “—Defeasance” will not apply to the debt securities;
•Any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;
•Any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;
•The identity of the trustee, security registrar and paying agent for the debt securities;

•Any material tax implications of the debt securities;
•Any special provisions relating to the payment of any additional amounts on the debt securities; and
•Any other terms of the debt securities. When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.
Exchange and Transfer
At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.
We will not be required to:
•Issue, register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or
•Register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.
Interest and Principal Payments
Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security.
Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.
Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
•By check mailed to the address of the person entitled to payment as shown on the security register; or
•By wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date.
Redemption and Repayment of Debt Securities
Optional Redemption by Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar.
A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.
Each holder desiring to exercise such holder’s option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least 30 days but not more than 45 days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid.
Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000.
Consolidation, Merger or Sale
Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
•The resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and
•Immediately after giving effect to the transaction, no event of default under the applicable indenture exists.
If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.
Modification and Waiver
Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
•A change in the stated maturity date of any payment of principal or interest;
•A reduction in payments due on the debt securities;
•A change in the place of payment or currency in which any payment on the debt securities is payable;
•A limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;
•A reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;
•A reduction in the requirements contained in the applicable indenture for quorum or voting;
•A limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and
•A modification of any of the foregoing requirements contained in the applicable indenture.

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:
•A default in the payment of the principal of or any premium or interest on any debt securities of that series; or
•A default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:
•Failure to pay interest on any debt security of that series for 30 days after the payment is due;
•Failure to pay the principal of or any premium on any debt security of that series when due;
•Failure to deposit any sinking fund payment on debt securities of that series when due;
•Failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;
•Certain events in bankruptcy, insolvency or reorganization; or
•Any other event of default that may be specified for the debt securities of that series when that series is created.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.
Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•Conducting any proceeding for any remedy available to the trustee; or
•Exercising any trust or power conferred upon the trustee.
The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
•The holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;
•The trustee has not started such proceeding within 60 days after receiving the request; and
•The trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.
Defeasance
Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:
•We deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;
•We deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and
•If the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.
When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:
•Monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or
•Direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:
•The applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
•Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.
Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “- Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect.
If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.
Subordination
The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:
•Any liability for federal, state, local or other taxes owed or owing by us;
•Our indebtedness to any of our subsidiaries;
•Our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and
•Any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.
If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:
•The payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and
•Payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities.
If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:
•The holders of subordinated debt securities,
•Together with the holders of any of our other obligations ranking equal with those subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.
If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:
•The payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and
•Payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities.
•Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.
We may modify or amend the subordinated indenture as provided under “- Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.
Payment of Additional Amounts
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;
•At any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;
•We in our sole discretion determine that such global security will be exchangeable for definitive securities in registered Form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or
•An event of default with respect to the debt securities represented by that global security has occurred and is continuing.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:
•Any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;
•Any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•The maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange
If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Governing Law
The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
We may issue share purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.
The share purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of share purchase contracts. The prospectus supplement and any incorporated documents relating to any share purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:
•If applicable, a discussion of material U.S. federal income tax considerations; and
•Any other information we think important about the share purchase contracts.

DESCRIPTION OF WARRANTS
As of December 21, 2022, we have 11,500,000 outstanding public warrants to purchase an aggregate of 11,500,000 Company common shares with an exercise price of $11.50 per share. We also have 6,600,000 outstanding exchangeable preferred shares of Wejo Bermuda (“Exchangeable Rights”) that we assumed as part of the business combination of Virtuoso Acquisition Corp. and Wejo Limited, each with an exercise price of $11.50 per Exchangeable Right. We also have 3,776,378 PIPE Warrants to purchase an aggregate of 3,776,378 Company common shares with an exercise price of 1.564345 per share issued as part of units sold in a private placement in July 2022 as well as 1,190,476 warrants to purchase an aggregate of 1,190,476 Company common shares with an exercise price of $0.75112 issued in connection with our convertible note offering in December 2022. The PIPE Warrants are being registered for resale hereunder and are described below.
PIPE Warrants
The following summary of certain terms and provisions of the PIPE Warrants being offered by the selling shareholders hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agreement between us and Continental Stock Trading & Trust Company, as warrant agent, dated July 27, 2022 (the “Warrant Agreement”), and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.
Exercisability
The PIPE Warrants were originally issued on July 29, 2022 and are exercisable at any time up to the date that is five years after their original issuance; provided, that either (i) a registration statement registering the issuance of the common shares underlying the PIPE Warrants under the Securities Act is effective or (ii) an exemption from the registration requirements of the Securities Act is available for the offer and sale of common shares underlying the warrant to be issued upon such exercise. The PIPE Warrants are exercisable, at the option of each holder, in whole or in part by delivering to the warrant agent (i) the physical certificate evidencing the PIPE Warrant, (ii) a duly executed exercise notice and (iii) payment in full in immediately available funds for the number of common shares purchased upon such exercise. The Company has agreed to file a registration statement registering the issuance of the common shares underlying the PIPE Warrants under the Securities Act by no later than December 31, 2022. If such registration statement is not effective or available 60 days after filing, the holder may, in its sole discretion, elect to exercise the PIPE Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrant Agreement. No fractional common shares will be issued in connection with the exercise of a PIPE Warrant and the amount of shares issuable shall be rounded down to the nearest whole number.
We will not effect the exercise of any portion of the PIPE Warrants, and the holder will not have the right to exercise any portion of the warrants, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder together with its affiliates and certain other persons specified in these warrants collectively would own beneficially in excess of 4.99% (or, upon election by a holder prior to the issuance of any PIPE Warrants, 9.99%) of the common shares outstanding immediately after giving effect to such exercise.
Exercise Price
The exercise price per common share purchasable upon exercise of the warrants is $1.564345 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions or “extraordinary dividends” (as defined in the Warrant Agreement), stock splits, stock combinations, reclassifications or similar events affecting our common shares.
Certain Transactions
Subject to certain conditions, upon any reclassification or reorganization, merger or consolidation of the Company with or into another entity or similar transaction, the holders of PIPE Warrants shall then have the right to purchase and receive the same consideration receivable by the common shareholders generally if the holder had exercised immediately prior to such transaction.
Transferability
Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.
Rights as a Shareholder
Except as otherwise provided in the PIPE Warrants or by virtue of such holder’s ownership of our common shares, the holder of a PIPE Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the PIPE Warrant.
Governing Law
The PIPE Warrants and the Warrant Agreement are governed by New York law.
Potential Warrants
We may issue warrants for the purchase of our common shares or preference shares or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•The number of common shares or preference shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•The designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preference shares purchasable upon exercise of warrants to purchase preference shares;
•The principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•The date, if any, on and after which the warrants and the related debt securities, preference shares or common shares will be separately transferable;
•The terms of any rights to redeem or call the warrants;
•The date on which the right to exercise the warrants will commence and the date on which the right will expire;
•A discussion of certain United States federal income tax consequences applicable to the warrants; and
•Any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
•Vote, consent or receive dividends;
•Receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•Exercise any rights as shareholders of the Company.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preference shares or common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common shares or preference shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares or preference shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common shares or preference shares, if any.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•The date of determining the security holders entitled to the rights distribution;
•The aggregate number of rights issued and the aggregate number of common shares purchasable upon exercise of the rights;
•The exercise price;
•The conditions to completion of the rights offering;
•The date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•A discussion of certain United States federal income tax consequences applicable to the rights offering.
Each right would entitle the holder of the rights to purchase for cash common shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•The title of the series of units;
•Identification and description of the separate constituent securities comprising the units;
•The price or prices at which the units will be issued;
•The date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•A discussion of certain United States federal income tax considerations applicable to the units; and
•Any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our shareholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law.
The selling shareholders may from time to time sell all or a portion of the securities beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers, or agents. If the securities are sold through underwriters or broker-dealers, the selling shareholders will be responsible for discounts or commissions payable to such underwriters or broker-dealers. The selling shareholders may use any one or more of the following methods (which may involve crosses or block transactions) when selling securities: (i) on any national stock exchange or U.S. interdealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) underwritten transactions; (iv) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (v) block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (vi) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (vii) an exchange distribution in accordance with the rules of the applicable exchange; (viii) privately negotiated transactions; (ix) short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC; (x) through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; (xi) broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share; (xii) a combination of any such methods of sale; and (xiii) any other method permitted pursuant to applicable law.
The selling shareholders may also sell all or a portion of their securities in reliance upon Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling shareholders may also transfer, devise or gift such securities by other means not described in this prospectus. The selling shareholders are not obligated to, and there is no assurance that the selling shareholders will, sell all or any of the securities we are registering.
Each time that we or the selling shareholders sell securities covered by this prospectus, the applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. The selling shareholders as well as any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them upon resale of the securities may be deemed to be underwriting discounts. We or the selling shareholders may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us or the selling shareholders from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling shareholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement and/or other offering material, we or the selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.
Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.
We or the selling shareholders may also sell our common shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
We or the selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling shareholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us or the selling shareholders in settlement of those transactions to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling shareholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.
Each series of securities will be a new issue and, other than the common shares, which are listed on Nasdaq, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on Nasdaq, any additional or substitute exchange on which our common shares are listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS
The validity of the PIPE Warrants being offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. The validity of the securities being offered hereby will be passed upon for us by Appleby (Bermuda) Limited. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Wejo Group Limited incorporated by reference in Wejo Group Limited’s Annual Report (Form 10-K, as amended) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains explanatory paragraphs referring to (a) conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements and (b) the 2020 consolidated financial statements having been restated to correct for misstatements as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 21, 2022
PROSPECTUS SUPPLEMENT
(To Prospectus Dated December     , 2022)
Wejo Group Limited
Up to $100,000,000 Common Shares
We have entered into an Open Market Sale AgreementSM , or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to the sale of our common shares, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell our common shares having an aggregate offering price of up to $100,000,000 from time to time through or to Jefferies, acting as our sales agent. Sales of our common shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Sales Agreement. The net proceeds, if any, that we receive from the sales of our common shares will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of our common shares on our behalf, Jefferies will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.
Our common shares are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “WEJO.” On December 20, 2022, the last reported sales price of our common shares on the Nasdaq was $0.67 per share.
Investing in our securities involves risks. See the section entitled “Risk Factors” commencing on page S-4 of this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Jefferies LLC
The date of this prospectus supplement is December        , 2022

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and Jefferies is not, making offers to sell or solicitations to buy our common shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and Jefferies has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.
This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.
S-ii

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Wejo” refer to Wejo Group Limited and its consolidated subsidiaries.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.
THE COMPANY
Overview
We are a provider of software and technology solutions to multiple market verticals in combination with services that utilize ingested and standardized connected vehicle and other high volume, high value datasets, through our proprietary cloud software and analytics platform, Wejo Neural Edge (which is the Company’s technology that includes the Wejo ADEPT platform). Our sector solutions, primarily located in the United States and Europe, provide valuable insights to our customers in public and private organizations, including, but not limited to, automotive original equipment manufacturers (“OEMs”), first tier (“Tier 1”) automotive suppliers, fleet management companies (“Fleets”), departments of transportation, retailers, mapping companies, insurance companies, universities, advertising firms, construction firms and research departments. In particular, these solutions can be used to unlock unique insights about mobility journeys, city planning, electric vehicle (“EV”) usage, driver safety, audience and media measurements and more. Over the next several years, we expect to further expand our platform to ingest data globally from numerous additional OEMs and other valuable sources, enabling the expansion into additional market verticals and geographic regions, as well as to provide broader and deeper business insights to our OEM and Tier 1 preferred partners.
Our Corporate Information
We are an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 56698. We were incorporated on May 21, 2021 under the name Wejo Group Limited. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda. Our agent for service of process in the United States is Vcorp Services LLC, 108 W. 13th Street, Suite 100, Wilmington, DE 19801. The mailing address of our principal executive offices is ABC Building 21-23 Quay St., Manchester M3 4AE, United Kingdom. Wejo’s telephone number at that address is +44 8002 343065. Our website is located at https://www.wejo.com. The information contained on or connected to our website is not incorporated by reference in, and is not a part of, this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. You should not rely on such information in making your decision whether to purchase our securities.

THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common shares, see description of our common shares in the accompanying base prospectus in the section, “The Securities We May Offer.”

Common shares offered by us	Our common shares, par value $0.001 per share, having an aggregate offering price of up to $100,000,000.

Common shares to be outstanding after this offering
Up to 257,847,248 shares, assuming sales of 149,253,731 of our common shares in this offering at a price of $0.67 per share, which was the closing price of our common shares on Nasdaq on December 20, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering
We have entered into a Sales Agreement with Jefferies LLC, or Jefferies, relating to the sale of our common shares offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell common shares having an aggregate offering price of up to $100,000,000 from time to time through Jefferies acting as our sales agent. Sales of common shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of proceeds
We expect to use the net proceeds from the sale of any of our common shares offered under this prospectus supplement for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current understandings, commitments or agreements with respect to any investments or acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” in this prospectus supplement.

Risk factors
Investing in our common shares involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein to read about factors you should consider before buying our common shares.

Nasdaq Stock Market symbol	“WEJO”
The number of our common shares expected to be outstanding after this offering is based on 108,593,517 common shares outstanding as of September 30, 2022 and excludes the following:
(1)2,018,470 common shares issuable upon the exercise of stock options as of September 30, 2022 at a weighted average exercise price of $9.43 per share;
(2)15,276,378 common shares issuable upon the exercise of warrants as of September 30, 2022 at a weighted average exercise price of $9.04 per share;
(3)6,600,000 common shares issuable upon the exercise of Exchangeable Rights as of September 30, 2022 at an exercise price of $11.50 per right;
(4)7,458,999 unvested common shares issuable upon the vesting of outstanding restricted share units as of September 30, 2022;
(5)1,796,554 common shares reserved for issuance and available for future grant under our 2021 Equity Incentive Plan as of September 30, 2022; and

(6)An aggregate of 106,167 common shares issued since September 30, 2022 pursuant to the Common Stock Purchase Agreement, dated as of February 14, 2022, by and between the Company and CF Principal Investments LLC.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before purchasing our common shares, you should read and consider carefully the following risk factors and the risk factors included in our most recent Comprehensive Annual Report on Form 10-K/A filed with the SEC on April 11, 2022, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are incorporated by reference in this prospectus supplement, as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common shares. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common shares could decline. As a result, you could lose some or all of any investment you may make in our common shares.
Risks Related to This Offering
Future sales of substantial amounts of our common shares, or the possibility that such sales could occur, could adversely affect the market price of our common shares.
We cannot predict the effect, if any, that future issuances or sales of our securities including sales of our common shares pursuant to the Sales Agreement or the availability of our securities for future issuance or sale, will have on the market price of our common shares. Issuances or sales of substantial amounts of our securities, including sales of our common shares pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common shares and the terms upon which we may obtain additional equity financing in the future.
It is not possible to predict the actual number of our common shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of our common shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience immediate and substantial dilution in the net tangible book value per common share you purchase.
The price per common share being offered may be higher than the net tangible book value per common share outstanding prior to this offering. Assuming that an aggregate of 149,253,731 shares are sold at a price of $0.67 per share, the last reported sale price of our common shares on Nasdaq on December 20, 2022, for aggregate proceeds of up to $100,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate dilution of $0.45 per share, representing the difference between the as adjusted net tangible book value per common share as of September 30, 2022 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We expect to use the net proceeds from the sale of any of our common shares offered under this prospectus supplement for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current understandings, commitments or agreements with respect to any investments or acquisitions as of the date of this prospectus supplement. See the section entitled “Use of Proceeds” below for a more detailed discussion. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company and cause the price of our common shares to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of our Company may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those market; (ii) the degree of market acceptance and adoption of the Company’s products and services; (iii) the Company’s ability to develop innovative products and services and compete with other companies engaged in the automotive technology industry; and (iv) the Company’s ability to attract and retain customers, and relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the global economic and other future conditions and speak only as of the date on which they are made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
•The projected financial information, anticipated growth rate and market opportunity of the Company;
•The ability to maintain the listing of the Company’s common shares and Company warrants on Nasdaq;
•The Company’s ability to continue as a going concern;
•The Company’s public securities’ potential liquidity and trading;
•The Company’s ability to raise financing in the future and access to capital facilities;
•The Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•The impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law and data/privacy law in “internet of things” milieu;
•Economic impacts, including inflation and a potential recession;
•Ability to successfully implement cost reduction initiatives;
•The impact of war, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; and
•Factors relating to the business, operations and financial performance of the Company and its subsidiaries.
This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Comprehensive Annual Report on Form 10-K/A for the year ended December 31, 2021, under the heading “Risk

Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

USE OF PROCEEDS
We may issue and sell our common shares having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We expect to use the net proceeds, if any, from the sale of any of our common shares offered under this prospectus supplement for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current understandings, commitments or agreements with respect to any investments or acquisitions as of the date of this prospectus supplement.
This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material investments, acquisitions or licenses of any third-party products, businesses or technologies as of the date of this prospectus supplement.
Pending these uses, we intend to invest the net proceeds in cash and investment-grade, interest-bearing securities.

DILUTION
If you invest in our common shares, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common shares after this offering.
Our net tangible book deficit as of September 30, 2022 was $(40.8) million, or $(0.38) per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets using line items that are directly comparable to balance sheet amounts. Net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding common shares. After giving effect to the sale of our common shares for aggregate gross proceeds of $100,000,000 during the term of the Sales Agreement at an assumed offering price of $0.67 per share, the last reported sale price per common share on Nasdaq on December 20, 2022, and after deducting commissions of 3.0% of the offering proceeds and estimated aggregate offering expenses payable by us, our adjusted net tangible book value as of September 30, 2022 would have been $56.0 million, or $0.22 per share. This represents an immediate increase in net tangible book value of $0.59 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.45 per share to investors participating in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share of common shares		$0.67
Net tangible book value per share as of September 30, 2022	$(0.38)
Increase per share attributable to investors participating in this offering	$0.59
Adjusted net tangible book value per share after giving effect to this offering		$0.22
Dilution per share to investors participating in this offering		$0.45
The table above assumes for illustrative purposes that an aggregate of 149,253,731 common shares are sold during the term of the Sales Agreement at a price of $0.67 per share, the last reported sale price per common share on Nasdaq on December 20, 2022 for aggregate gross proceeds of $100,000,000. The shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all common shares in the aggregate amount of $100,000,000 during the remaining term of the Sales Agreement are sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.33 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.34 per share, after deducting commissions payable by us.
The number of our common shares expected to be outstanding after this offering is based on 108,593,517 common shares outstanding as of September 30, 2022 and excludes the following:
(1)2,018,470 common shares issuable upon the exercise of stock options as of September 30, 2022 at a weighted average exercise price of $9.43 per share;
(2)15,276,378 common shares issuable upon the exercise of warrants as of September 30, 2022 at a weighted average exercise price of $9.04 per share;
(3)6,600,000 common shares issuable upon the exercise of Exchangeable Rights as of September 30, 2022 at an exercise price of $11.50 per right;
(4)7,458,999 unvested common shares issuable upon the vesting of outstanding restricted share units as of September 30, 2022;
(5)1,796,554 common shares reserved for issuance and available for future grant under our 2021 Equity Incentive Plan as of September 30, 2022; and
(6)An aggregate of 106,167 common shares issued since September 30, 2022 pursuant to the Common Stock Purchase Agreement, dated as of February 14, 2022, by and between the Company and CF Principal Investments LLC.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common shares. To the extent that the options or warrants are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DIVIDEND POLICY
We have no current plans to pay dividends on our Company common shares and no obligation under Bermuda law or the Company Bye-laws to do so. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Company Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Company Board may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends may be limited by the agreements governing any indebtedness we or our subsidiaries may incur in the future.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Jefferies, under which we may offer and sell up to $100,000,000 of our common shares from time to time through Jefferies acting as agent. Sales of our common shares, if any, under this prospectus, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our common shares under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $100,000 in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our common shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon ten trading days’ prior notice.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
This prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus electronically.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS
The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of our common shares as of the date hereof. Except where noted, this summary deals only with common shares purchased in this offering that are held as capital assets (generally property held for investment) by a U.S. holder (as defined below) for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to U.S. holders of common shares in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:
•banks, thrifts, mutual funds and other financial institutions or financial services entities;
•insurance companies;
•tax-exempt organizations, pension funds or governmental organizations;
•regulated investment companies and real estate investment trusts;
•United States expatriates and former citizens or former long-term residents of the United States;
•persons that acquired securities pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;
•dealers or traders subject to a mark-to-market method of tax accounting with respect to the common shares;
•brokers or dealers in securities or non-U.S. currency;
•individual retirement and other deferred accounts;
•persons holding their common shares as part of a “straddle,” hedge, conversion, constructive sale or other risk reducing transactions;
•persons who purchase or sell their common shares as part of a wash sale for tax purposes;
•grantor trusts;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;
•holders that are “controlled foreign corporations” or “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•persons subject to the alternative minimum tax;
•a person required to accelerate the recognition of any item of gross income with respect to common shares as a result of such income being recognized on an applicable financial statement;
•U.S. holders actually or constructively owning 5% or more of our common shares; or
•a person who owns or is deemed to own 10% or more (by vote or value) of the equity of the Company.
This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold common shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our common shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisors.

A “U.S. holder” means a beneficial owner of our common shares (other than an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders of our common shares are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.
IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON SHARES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER UNITED STATES FEDERAL TAX LAWS AND THE LAWS OF ANY OTHER TAXING JURISDICTION.
Taxation of Distribution
A U.S. holder generally will be required to include in gross income the amount of any cash distribution paid on the Company common shares treated as a dividend. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by the Company will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in such holder’s shares (but not below zero), and any excess will be treated as gain from the sale or exchange of such shares as described below under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company common shares.” It is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that a distribution will generally be treated as a dividend.
Any dividends received by a U.S. holder (including any withheld taxes) will be includible in such U.S. holder’s gross income as ordinary income on the day actually or constructively received by such U.S. holder. Such dividends received by a non-corporate U.S. holder will not be eligible for the dividends received deduction allowed to corporations under the Code. With respect to non-corporate U.S. holders, certain dividends, referred to as “qualified dividend income,” received from a “qualified foreign corporation” may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Department of the Treasury determines to be satisfactory for these purposes and that includes an exchange of information provision. A non-U.S. corporation is also treated as a “qualified foreign corporation” with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Department of the Treasury guidance indicates that Company common shares, which are listed on Nasdaq, are expected to be readily tradable on an established securities market in the United States. There can be no assurance, however, that Company common shares will be considered readily tradable on an established securities market in later years or that the Company will be eligible for the benefits of such a treaty. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation.
In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.
Non-corporate U.S. holders will not be eligible for reduced rates of taxation on any dividends received from the Company if it is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year (see “Passive Foreign Investment Company Rules” below).
Gain on Disposition of the Company Common Shares
Upon a sale or other taxable disposition of Company common shares and subject to the PFIC rules discussed below, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Company common shares.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Company common shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Company common shares so disposed of. A U.S. holder’s adjusted tax basis in its Company common shares generally will equal the U.S. holder’s acquisition cost of the Company common shares (as adjusted for distributions in excess of such earnings and profits that reduce the U.S. holder’s basis in such holder’s Company common shares) less any prior distributions on the Company common shares treated as a return of capital.
Passive Foreign Investment Company Rules
Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if the Company is treated as a PFIC for any taxable year during which the U.S. holder holds Company common shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

The Company is not currently expected to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or for foreseeable future taxable years. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that the Company will not be treated as a PFIC for any taxable year.
If the Company were to be treated as a PFIC, U.S. holders holding Company common shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares (or shares of any the Company subsidiaries that are PFICs) and certain distributions received on such shares (or shares of any the Company subsidiaries that are PFICs). Certain elections (including a mark-to-market election) may be available to certain U.S. holders to mitigate some of the adverse tax consequences of owning Company common shares resulting from PFIC treatment. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to their investment in Company common shares.
Information Reporting and Backup Withholding
Dividend payments with respect to the Company common shares and proceeds from the sale, exchange or redemption of the Company common shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to Company common shares.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A U.S. HOLDER’S PARTICULAR SITUATION. U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

MATERIAL BERMUDA TAX CONSIDERATIONS IN RELATION TO HOLDING COMPANY COMMON SHARES
The following is a discussion on certain Bermuda income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Bermuda law.
Tax Assurance
Currently, there is no Bermuda income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by holders of our securities in respect of dividends or returns of capital or the disposition of such securities, other than shareholders ordinarily resident in Bermuda, if any.
The Company has received an assurance from the Ministry of Finance of Bermuda granting an exemption, until March 31, 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax in each case in respect of the Company or any of its operations or to our securities, debentures, or other obligations of the Company, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and holding such securities, debentures, or other obligations of the Company and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company.
Withholding Taxes
The Company is not required under Bermuda law to make any deduction or withholding for or on account of any tax from any dividend or distribution to be made in accordance with the terms of our securities.
Other Taxes
There is no stamp duty, registration, documentary or any similar tax or duty of any kind payable in Bermuda in connection with the issuance or transfer of our securities.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our common shares will be governed by Bermuda law and our Memorandum of Association and Bye-Laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. We were incorporated in Bermuda in order to run the business and enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in Bermuda. These disadvantages include a less developed body of Bermuda securities laws that provide significantly less protection to investors as compared to the laws of other jurisdictions, such as the United States or any state, and the potential lack of standing by Bermuda companies to sue before the federal courts of the United States.
Some of our directors referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or of any state of the United States.
We have appointed The Corporation Trust Company as our agent upon whom process may be served in any action brought against us under the laws of the United States. We have been advised that it is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by Appleby (Bermuda) Limited. Certain legal matters in connection with this offering will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering will be passed upon for the sales agent by Goodwin Procter, LLP, New York, New York.
EXPERTS
The consolidated financial statements of Wejo Group Limited appearing in the Company’s Comprehensive Annual Report (Form 10-K, as amended) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains explanatory paragraphs referring to (a) conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements and (b) the 2020 consolidated financial statements having been restated to correct for misstatements as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than filings or portions thereof, including exhibits, deemed to be furnished to the SEC pursuant to Item 9 or Item 12 of Form S-3) until we terminate the offering of these securities:
1.The Registrant’s Comprehensive Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 31, 2022, as amended by the Comprehensive Annual Report on Form 10-K/A filed on April 11, 2022, including portions incorporated by reference therein from our Definitive Proxy Statement for our 2022 annual meeting of shareholders, filed with the SEC on April 28, 2022;
2.The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022, as amended on May 16, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 21, 2022;
3.The Registrant’s Current Reports on Form 8-K filed on January 10, 2022, January 13, 2022, February 15, 2022, March 29, 2022, June 15, 2022, July 28, 2022, August 4, 2022, August 22, 2022, November 21, 2022, November 28, 2022 and December 20, 2022 (in each case other than any portions thereof deemed furnished and not filed); and
4.The description of the Registrant’s common shares, included in Form 8-A filed with the SEC on November 19, 2021, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Wejo Group Limited
Attn: Mina Bhama
ABC Building
21-23 Quay St
Manchester M3 4AE United Kingdom
+44 8002 343065

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.wejo.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

WEJO GROUP LIMITED
$100,000,000
Common Shares
______________________________________
PROSPECTUS SUPPLEMENT
______________________________________
Jefferies LLC
December               , 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution
The following table sets forth the various costs and expenses, all of which will be paid by the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated, except the registration fee required by the Securities and Exchange Commission:

SEC registration fee	$25,032
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
FINRA filing fees	30,500
Transfer agent fees	*
Miscellaneous fees and expenses	*
Total	$ *
__________________
(*)Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.
Item 15.     Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may exempt or indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Company.
Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
The Company Bye-laws provide that we shall indemnify and advance expenses to our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company Bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. The Company Bye-laws do not absolve our directors or officers of any duties (fiduciary or otherwise) that they owe to the Company under the Companies Act or at common law. As such, our directors and officers still owe the Company itself a duty to (a) act honestly and in good faith with a view to the best interests of the Company; and (b) exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances when exercising their powers and discharging their duties.
Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We will purchase and maintain a directors’ and officers’ liability policy for such a purpose.

Item 16. Exhibits
The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated December 21, 2022 between the Company and Jefferies LLC
2.1
Agreement and Plan of Merger, dated May 28, 2021, by and among Virtuoso Acquisition Corp., Wejo Group Limited, Yellowstone Merger Sub, Inc., Wejo Limited and Wejo Bermuda Limited (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 21, 2021).

3.1	Certificate of Incorporation of Wejo Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 17, 2021).
3.2	Memorandum of Association of Wejo Group Limited.
3.3	Amended and Restated Bye-laws of Wejo Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 24, 2021).
4.1
Form of Warrant Agreement, dated July 27, 2022, by and between the Company and Continental Stock Transfer & Trust Company as Warrant Agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 28, 2022).

4.2	Form of Warrant Certificate, dated July 29, 2022 (attached as Annex A to Exhibit 4.1)
4.3
Form of Subscription Agreement, dated July 27, 2022, by and among the Company and the PIPE Investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2022).

4.4*	Form of Common Share Certificate of the Registrant
4.5*	Form of Preference Share Certificate
4.6	Form of Senior Indenture
4.7	Form of Subordinated Indenture
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant
4.10*	Form of Rights Agent Agreement (including form of Rights Certificate)
4.11*	Form of Unit Agreement (including form of Unit Certificate)
4.12*	Form of Share Purchase Contract (including form of Share Purchase Contract Certificate)
5.1	Opinion of Appleby (Bermuda) Limited
5.2	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Appleby (Bermuda) Limited (Included in Exhibit 5.1 to the Registration Statement)
23.3	Consent of Faegre Drinker Biddle & Reath LLP (Included in Exhibit 5.2 to the Registration Statement)
24.1	Power of Attorney (included on Signature Page to the Registration Statement)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Senior Indenture filed as Exhibit 4.6 above
25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Subordinated Indenture filed as Exhibit 4.7 above
107	Filing Fee Table
__________________
(*)To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date, in connection with a specific offering.

Item 17.     Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)That for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any
(6)purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, New Jersey, on December 21, 2022.

WEJO GROUP LIMITED

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director
POWER OF ATTORNEY
Each of the undersigned directors and officers of Wejo Group Limited hereby constitutes and appoints each of John T. Maxwell, Richard Barlow and Ross Barr, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement related to this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Barlow	Chief Executive Officer and Director	December 21, 2022
Richard Barlow	(principal executive officer)

/s/ John T. Maxwell	Chief Financial Officer and Director	December 21, 2022
John T. Maxwell	(principal financial and accounting officer)

/s/ Timothy Lee	Director	December 21, 2022
Timothy Lee

/s/ Diarmid Ogilvy	Director	December 21, 2022
Diarmid Ogilvy

/s/ Samuel Hendel	Director	December 21, 2022
Samuel Hendel

/s/ Lawrence D. Burns	Director	December 21, 2022
Lawrence D. Burns

/s/ Ann M. Schwister	Director	December 21, 2022
Ann M. Schwister